Exhibit 99.1

KONTOOR BRANDS DECLARES QUARTERLY DIVIDEND

GREENSBORO, N.C. - April 24, 2026 - Kontoor Brands, Inc. (NYSE: KTB) today announced that its Board of Directors has declared a regular quarterly cash dividend of $0.53 per share of its common stock. The cash dividend will be payable on June 18, 2026, to shareholders of record at the close of business June 8, 2026.
About Kontoor Brands
Kontoor Brands, Inc. (NYSE: KTB) is a portfolio of three of the world’s most iconic lifestyle, outdoor and workwear brands: Wrangler®, Lee® and Helly Hansen®. Kontoor Brands is a purpose-led organization focused on leveraging its global platform, strategic sourcing model and best-in-class supply chain to drive brand growth and deliver long-term value for its stakeholders. For more information about Kontoor Brands, please visit www.KontoorBrands.com.

Contacts
Investors:
Michael Karapetian, (336) 332-4263
Vice President, Global Brand & Operations Finance and Corporate Investor Relations
Michael.Karapetian@kontoorbrands.com
or
Media:
Julia Burge, (336) 332-5122
Senior Director, Corporate Communications
Julia.Burge@kontoorbrands.com

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